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                                   EXHIBITS

                           APAC TELESERVICES, INC.

       EXHIBIT (11) - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                 (UNAUDITED)

                               THIRTEEN WEEKS ENDED    TWENTY-SIX WEEKS ENDED
                               --------------------    ----------------------
                               JUNE 29,    JUNE 30,    JUNE 29,     JUNE 30,
                                 1997        1996        1997         1996
                               ---------   ---------   ----------   ---------
Primary shares:
  Average shares outstanding      46,729      46,240       46,634      46,220
  Net effect of dilutive stock
   options - based upon the
   treasury stock method using
   average market price            1,443       1,820        1,424       1,649
                               ---------   ---------   ----------   ---------
     Total shares                 48,172      48,060       48,058      47,869
                               =========   =========   ==========   =========
Net income                        $8,613      $7,121      $17,086     $11,836
                               =========   =========   ==========   =========
Net income per share               $0.18       $0.15        $0.36       $0.25
                               =========   =========   ==========   =========

Fully diluted shares:
  Average shares outstanding      46,729      46,240       46,634      46,220
  Net effect of dilutive stock
  options - based upon the
   treasury stock method using
   quarter-end market price        1,443       1,820        1,424       1,832
                               ---------   ---------   ----------   ---------
     Total shares                 48,172      48,060       48,058      48,052
                               =========   =========   ==========   =========
Net income                        $8,613      $7,121      $17,086     $11,836
                               =========   =========   ==========   =========
Net income per share               $0.18       $0.15        $0.36       $0.25
                               =========   =========   ==========   =========
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